Exhibit 99.1

REATA ANNOUNCES THE APPOINTMENT OF MARTIN W. EDWARDS, M.D. TO ITS BOARD OF DIRECTORS

PLANO, Texas—July 30, 2020 (GLOBE NEWSWIRE)—Reata Pharmaceuticals, Inc. (Nasdaq: RETA) (“Reata,” the “Company,” or “we”), a clinical-stage biopharmaceutical company, today announced the appointment of Martin W. Edwards, M.D. to its Board of Directors, effective August 3, 2020.

Since 2003, Dr. Edwards has held various positions at Novo Holdings, a life sciences investment firm, and most recently, he has served as a part-time Senior Partner.  Earlier in his career, he was Corporate VP and Global Head of Drug Development for Novo Nordisk, where he led all aspects of pre-clinical and clinical drug development.  Dr. Edwards currently serves on the board of directors of three publicly traded pharmaceutical companies, Inozyme Pharma, Inc., Kalvista Pharmaceuticals, Inc., and Verona Pharma plc.  He previously served on the board of directors of CoLucid Pharmaceuticals, Inc., which was a publicly traded pharmaceutical company.  Dr. Edwards trained in physiology and medicine at the University of Manchester, where he obtained his M.D.  He is a Member of the Royal College of Physicians, a Member with distinction of the Royal College of General Practitioners, a Fellow of the Faculty of Pharmaceutical Medicine, and holds an M.B.A. from the University of Warwick.

“I’m honored to join Reata’s Board, and I look forward to the opportunity to help oversee the Company’s important work,” said Dr. Edwards.  “I’m excited to be part of realizing Reata’s mission to improve the lives of people facing serious and life-threatening diseases.”

“I’m very pleased to welcome Dr. Edwards to Reata’s Board,” said Warren Huff, Reata’s Chairman, Chief Executive Officer and President.  “He is a highly respected leader in our industry, with valuable experience across many organizations and therapeutic areas.  Our Board and Company will benefit from his insights and counsel as Reata continues to make progress toward becoming a fully integrated, global, commercial enterprise.”

About Reata Pharmaceuticals, Inc.

Reata is a clinical-stage biopharmaceutical company that develops novel therapeutics for patients with serious or life-threatening diseases by targeting molecular pathways involved in the regulation of cellular metabolism and inflammation.  Reata’s two most advanced clinical candidates, bardoxolone methyl (“bardoxolone”) and omaveloxolone, target the important transcription factor Nrf2 that promotes the resolution of inflammation by restoring mitochondrial function, reducing oxidative stress, and inhibiting pro-inflammatory signaling.  Bardoxolone and omaveloxolone are investigational drugs, and their safety and efficacy have not been established by any agency.

Contact:

Reata Pharmaceuticals, Inc.

(972) 865-2219

http://reatapharma.com

Investors:

Vinny Jindal

Vice President, Corporate Communications and Strategy

(469) 374-8721

ir@reatapharma.com

http://reatapharma.com/contact-us/

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding the success, cost and timing of our product development activities and clinical trials, our plans to research, develop and commercialize our product candidates, our plans to submit regulatory filings, and our ability to obtain and retain regulatory approval of our product candidates. You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans,” “model,” and “expects.”  Forward-looking statements are based on Reata’s current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, (i) the timing, costs, conduct, and outcome of our clinical trials and future preclinical studies and clinical trials, including the timing of the initiation and availability of data from such trials; (ii) the timing and likelihood of regulatory filings and approvals for our product candidates; (iii) whether regulatory authorities determine that additional trials or data are necessary in order to obtain approval; (iv) the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the market opportunities for our product candidates; and (v) other factors set forth in Reata’s filings with the U.S. Securities and Exchange Commission, including the detailed factors discussed under the caption “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019.  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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